Exhibit 10.24

EXECUTION VERSION

TWELFTH AMENDMENT TO THE
RECEIVABLES FINANCING AGREEMENT

This TWELFTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of April 21, 2023, is entered into by and among the following parties:

(i)AROP FUNDING, LLC (“Borrower”), as Borrower;

(ii)ALLIANCE COAL, LLC, as initial Servicer; and

(iii)PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent; and

(iv)PNC BANK, NATIONAL ASSOCIATION (“PNC”), as LC Bank, LC Participant, Lender and Administrative Agent.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.

BACKGROUND

A.The parties hereto have entered into a Receivables Financing Agreement, dated as of December 5, 2014 (as amended, restated, supplemented or otherwise modified through to the date hereof, the “Receivables Financing Agreement”).

B.The parties hereto desire to amend the Receivables Financing Agreement as set forth herein.

NOW, THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1.Amendments to the Receivables Financing Agreement. The Receivables Financing Agreement is hereby amended as shown on the marked pages set forth on Exhibit A hereto.

SECTION 2.Representations and Warranties of the Borrower and Servicer. The Borrower and the Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

(a)Representations and Warranties. The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof.

(b)Enforceability. The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Receivables Financing

Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are (assuming due authorization and execution by the other parties thereto) its valid and legally binding obligations, enforceable in accordance with its terms, except (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect relating to creditors’ rights, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)No Event of Default. No Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment or the transactions contemplated hereby.

SECTION 3. Effect of Amendment; Ratification. All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “this Receivables Financing Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein. The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon the Administrative Agent’s receipt of counterparts of this Amendment and the Related Agreements executed by each of the parties hereto and thereto.

SECTION 5. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6. Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.  GOVERNING LAW AND JURISDICTION.

THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 9.Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

AROP FUNDING, LLC

By:	/s/ Cary P. Marshall
Name: Cary P. Marshall
Title: Senior Vice President and Chief Financial Officer

ALLIANCE COAL, LLC,
as the Servicer

By:	/s/ Cary P. Marshall
Name: Cary P. Marshall
Title: Senior Vice President and Chief Financial Officer

Twelfth Amendment to Receivables Financing Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Deric Bradford
Name: Deric Bradford
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as LC Bank and as an LC Participant

By:	/s/ Deric Bradford
Name: Deric Bradford
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Deric Bradford
Name: Deric Bradford
Title: Senior Vice President

Twelfth Amendment to Receivables Financing Agreement

PNC CAPITAL MARKETS LLC,
as a Structuring Agent

By:	/s/ Deric Bradford
Name: Deric Bradford
Title: Managing Director

Twelfth Amendment to Receivables Financing Agreement

EXECUTION VERSION

~~Conformed copy as of the Eleventh Amendment~~

EXHIBIT A to Twelfth Amendment dated April 21, 2023

RECEIVABLES FINANCING AGREEMENT

Dated as of December 5, 2014

by and among

AROP FUNDING, LLC,
as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Lenders and LC Participants,

PNC BANK, NATIONAL ASSOCIATION,
as LC Bank,

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

PNC CAPITAL MARKETS LLC,
as Structuring Agent,

and

ALLIANCE COAL, LLC,
as initial Servicer

Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily BSBY Rate without notice to the Borrower.

“Daily BSBY Floating Rate Loan” means a Loan that bears interest based on Daily BSBY Floating Rate.

“Daily BSBY Floating Rate Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 2.03(a)(iii).

“Daily Report” means a report substantially in the form of Exhibit I-2.

“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators during the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) 90.

“Debt” means, as to any Person at any time of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person (without duplication) for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade), (v) all net obligations of such Person in respect of interest rate on currency hedges or (vi) any Guaranty of any such Debt.

“Deemed Collections” has the meaning set forth in Section 4.01(d).

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that are Defaulted Receivables at such time, by (b) the initial Outstanding Balance of all Pool Receivables generated by the Originators during the month that is three Fiscal Months before such month. For avoidance of doubt, the exclusion of ~~XCoal Receivables~~any Excluded Calculation Obligor Receivable from the definition of Defaulted Receivable shall be retroactively applied in calculating the Default Ratio for all months ~~prior to the Xcoal Receivables Eligibility Date~~during its Excluded Calculation Obligor Ineligibility Period.

“Defaulted Receivable” means a Receivable:

(a)as to which any payment, or part thereof, remains unpaid for more than 60 days and less than 91 days from the original due date for such payment;

(b)as to which any payment, or part thereof, remains unpaid for less than 61 days from the original due date for such payment and consistent with the Credit and Collection Policy, has been or should be written off the applicable Originator’s or the Borrower’s books as uncollectible; or

(c)as to which any payment, or part thereof, remains unpaid for less than 61 days from the original due date for such payment and an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;

provided, that no ~~Xcoal~~ Receivable the Obligor of which is an Excluded Calculation Obligor shall constitute a Defaulted Receivable ~~prior to the Xcoal Receivables Eligibility Date~~during its Excluded Calculation Obligor Ineligibility Period.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day. For avoidance of doubt, the exclusion of ~~XCoal Receivables~~any Excluded Calculation Obligor Receivable from the definition of Delinquent Receivable shall be retroactively applied in calculating the Delinquency Ratio for all months ~~prior to the Xcoal Receivables Eligibility Date~~during its Excluded Calculation Obligor Ineligibility Period.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment; provided, that no ~~Xcoal~~ Receivable the Obligor of which is an Excluded Calculation Obligor shall constitute a Delinquent Receivable ~~prior to the Xcoal Receivables Eligibility Date~~during its Excluded Calculation Obligor Ineligibility Period.

“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the most recent Fiscal Month, by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month.

“Dilution Ratio” means, for any Fiscal Month, the greater of (i) 0.50% and (ii) the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of Deemed Collections during such Fiscal Month (other than any Deemed Collections with respect to any Receivables that were both (I) generated by an Originator during such Fiscal Month and (II) written off the applicable Originator’s or the Borrower’s books as uncollectible during such Fiscal Month), by (b) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the Fiscal Month that is one month prior to such Fiscal Month.

(x)that ~~is not an Xcoal Receivable, unless and until such time, if any, that the Administrative Agent and the Borrower have agreed in writing (each in its sole discretion) that Xcoal Receivables will constitute (subject to the satisfaction of each other clause of this definition of “Eligible Receivable”) Eligible Receivables and designating the date from which Xcoal Receivables may constitute Eligible Receivables (such date, the “Xcoal Receivables Eligibility Date”).~~for any Excluded Calculation Obligor Receivable, an Excluded Calculation Obligor Ineligibility Period is not then continuing for such Excluded Calculation Obligor.

“Eligible Supporting Letter of Credit” means, with respect to any Pool Receivables of an Obligor, an unconditional (except for any draft or documentation required to be presented as a condition to drawings thereunder), irrevocable standby or commercial letter of credit, at all times in form and substance acceptable to the Administrative Agent in its sole discretion, issued or confirmed by an Eligible Supporting Letter of Credit Provider, which letter of credit (i) supports the payment of such Pool Receivables, (ii) names the Originator of such Pool Receivables as the sole beneficiary thereof and (iii) is payable in U.S. Dollars.

“Eligible Supporting Letter of Credit Provider” means a bank so designated in writing by the Administrative Agent to the Servicer (in the sole discretion of the Administrative Agent); provided, at any time after the long-term unsecured senior debt obligation of such bank is withdrawn or falls below a rating of (a) “BBB-” by S&P’s on its long-term senior unsecured and uncredit-enhanced debt securities, or (b) “Baa3” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities, that the Administrative Agent may revoke (in the sole discretion) any such designation by written notice, which revocation shall be effective on the date so designated, and on such effective date, each letter of credit issued or confirmed by such bank shall cease to be an Eligible Supporting Letter of Credit.

“Embargoed Property” means any property; (a) beneficially owned, directly or indirectly, by a Sanctioned Person; (b) that is due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) that is located in a Sanctioned Jurisdiction; or (e) that otherwise would cause any actual or possible violation by the Lenders or the Administrative Agent of any applicable Anti-Terrorism Law if the Lenders or the Administrative Agent were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) of the Code or Section 4001(b) of ERISA.

“Event of Default” has the meaning specified in Section 10.01.

“Excess Concentration” means, the sum, without duplication, of:

(a)the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables; plus

(b)the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligors of which are Eligible Foreign Obligors, over (ii) the product of (x) 3.50%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables; plus

(c)the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are In-Transit Receivables, over (ii) the product of (x) 7.5%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables; plus

(d)the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that have not been billed, over (ii) the product of (x) 10.0%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables;

provided, that, for purposes of determining the “Excess Concentration” pursuant to clause (a) above, with respect to any Eligible Receivable supported by an Eligible Supporting Letter of Credit, the “Obligor” thereof shall be deemed to be the related Eligible Supporting Letter of Credit Provider, provided, further that, for purposes of determining the “Excess Concentration” pursuant to clause (b) above, with respect to any Eligible Receivable supported by an Eligible Supporting Letter of Credit, the “Obligor” thereof shall be deemed to be the related Eligible Supporting Letter of Credit Provider (and, with respect to any Eligible Receivable supported by an Eligible Supporting Letter of Credit, such Obligor shall be deemed to be organized under the laws of the country in which the office from which it is obligated to make payment with respect to such Eligible Supporting Letter of Credit is located) and provided, further that if any Pool Receivable is partially supported by an Eligible Supporting Letter of Credit, then the “Obligor” thereof shall be deemed to be (i) with respect to the Unsupported Outstanding Balance of such Pool Receivable, the Obligor of such Pool Receivable and (ii) with respect to the Supported Outstanding Balance of such Pool Receivable, the related Eligible Supporting Letter of Credit Provider.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Calculation Obligor” means any Obligor listed in Schedule VI hereto, which may be amended from time to time by the Borrower’s delivering a revised Schedule VI that is approved in writing by the Administrative Agent (acting in its sole discretion).

“Excluded Calculation Obligor Ineligibility Period” means the period for any Obligor specified on Schedule VI, which may be amended from time to time by the Borrower’s delivering a revised Schedule VI that is approved in writing by the Administrative Agent (acting in its sole discretion).

“Excluded Calculation Obligor Receivable” means a Receivable the Obligor of which is an Excluded Calculation Obligor.

“Excluded Receivable” means any Receivable (without giving effect to the exclusion of “Excluded Receivables” from the definition of “Receivable”) which arose from the sale of minerals that were extracted from one or more of the mineheads set forth on Schedule IV hereto or the sale or leasing of equipment (provided, that coal shall not constitute equipment for purposes of this definition).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender makes a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exiting Lender” has the meaning set forth in Section 2.02(g).

“Facility Limit” means $60,000,000 as reduced or increased from time to time pursuant to Section 2.02(e) or 2.02(h), as applicable. References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the sum of the Aggregate Capital plus the LC Participation Amount.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Fee Letter” has the meaning specified in Section 2.09. “Fees” has the meaning specified in Section 2.09.

“Final Maturity Date” means the date that is one hundred eighty (180) days following the Termination Date (as such date may be extended pursuant to Section 2.02(g)), or such earlier date on which the Loans become due and payable pursuant to Section 10.01.

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital and Aggregate Interest have been paid in full, (ii) the LC Participation Amount has been reduced to zero ($0) and no Letters of Credit issued hereunder remain outstanding and undrawn, (iii) all Borrower Obligations shall have been paid in full, (iv) all other

“Top Twenty-Five Obligor” means, at any time of determination, the largest twenty-five Obligors based on Outstanding Balance of Receivables then in the Receivables Pool.

“Total Reserves” means, at any time of determination, the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the sum of the Concentration Reserve plus the Minimum Dilution Reserve and (ii) the sum of the Loss Reserve plus the Dilution Reserve. An Excluded Calculation Obligor Receivable shall be excluded from each component of the calculations used to determine Total Reserves during the continuation of an Excluded Calculation Obligor Ineligibility Period with respect to such Excluded Calculation Obligor.

“Transaction Documents” means this Agreement, the Sale Agreements, the Lock-Box Agreements, the Fee Letter, the No-Petition Letter, each Subordinated Note, Demand Note, the Performance Guaranty and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Transfer” means, with respect to any person, any transaction in which such person sells, conveys, abandons, transfers, leases (as lessor), or otherwise disposes of any of its assets; provided, however, that “Transfer” shall not include (a) the granting of any liens permitted to be granted under the Credit Agreement, (b) any transfer of assets permitted pursuant to Section 5.02(d) of the Credit Agreement, (c) the making of any Restricted Payment (as defined in the Credit Agreement) permitted in the loan documentation relating to the Credit Agreement or (d) the making of any investments permitted in the loan documentation relating to the Credit Agreement.

“Transfer Restrictions Agreement” means that certain Transfer Restrictions Agreement, dated as of June 13, 2006, by and among Alliance Holdings GP, L.P., Alliance GP, LLC, C-Holdings, LLC, Joseph W. Craft III, Alliance Resource Holdings II, Inc., Alliance Resource Holdings, Inc., Alliance Resource GP, LLC and each other party named therein as a party thereto, as the same may be amended, modified or supplemented.

“Transferor” means the Parent.

“TVA” means Tennessee Valley Authority.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unmatured Event of Default” means an event that but for notice or lapse of time or both would constitute an Event of Default.

“Unsupported Outstanding Balance” means, for any Receivable at any time, (a) the then Outstanding Balance of such Receivable, less (b) the Supported Outstanding Balance for such Receivable.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association

recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3). “Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weekly Report” means a report substantially in the form of Exhibit I-1.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

~~“Xcoal Receivable” means any Receivable the Obligor of which is Xcoal Energy & Resources LLC or any Affiliate thereof.~~

~~“Xcoal Receivables Eligibility Date” has the meaning set forth in clause (x) of the definition of “Eligible Receivables.”~~

“Yield Reserve” means, at any time of determination, an amount equal to the product of (i) the sum of the Aggregate Capital plus the LC Participation Amount on such date, multiplied by (ii) (x) the Yield Reserve Percentage on such date, divided by (y) 100% minus the Yield Reserve Percentage on such date.

“Yield Reserve Percentage” means, at any time of determination:

1.50 x DSO x (BR + SFR)
360

where:

BR=the Base Rate at such time;

DSO=Days’ Sales Outstanding for the month most recently ended; and

SFR=the Servicing Fee Rate.

SECTION 1.02. Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the proceeding shall remain undismissed or unstayed for a period of 60 consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, the Transferor, any Originator, the Performance Guarantor or the Servicer shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

(f)(i) the average for three consecutive Fiscal Months of: (A) the Default Ratio shall exceed 3.0%, (B) the Delinquency Ratio shall exceed 5.0% or (C) the Dilution Ratio shall exceed 3.0% or (ii) the Days’ Sales Outstanding shall exceed 50 days; provided, that, an Excluded Calculation Obligor Receivable shall be excluded from each component of the calculations used to determine compliance with the tests set forth in this clause (f) during the continuation of an Excluded Calculation Obligor Ineligibility Period with respect to such Excluded Calculation Obligor;

(g)a Change in Control shall occur;

(h)a Borrowing Base Deficit shall occur, and shall not have been cured within two (2) Business Days following the date that a Financial Officer or other Responsible Officer has knowledge or has received notice of such Borrowing Base Deficit;

(i)(i) the Borrower shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any Originator, the Transferor, the Performance Guarantor or the Servicer, or any of their respective Subsidiaries, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount in excess of $35,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (iii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt (as referred to in clause (i) or (ii) of this paragraph and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt (as referred to in clause (i) or (ii) of this paragraph) or to terminate the commitment of any lender thereunder, or (iv) any such Debt (as referred to in clause (i) or (ii) of this paragraph) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof;

(j)the Performance Guarantor shall fail to perform any of its obligations under the Performance Guaranty;

(k)the Borrower shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Director) to have an Independent Director who satisfies each requirement and qualification specified in Section 8.03(c) of this Agreement for Independent Directors, on the Borrower’s board of directors or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that is to serve as an Independent Director on the Borrower’s board of directors as required pursuant to Section 8.03(c) of this Agreement;

(l)there shall have occurred any event which materially adversely impairs, in the reasonable discretion of Administrative Agent, the collectibility of the Pool Receivables generally or any material portion thereof (excluding any Excluded Calculation Obligor Receivable during the continuation of an Excluded Calculation Obligor Ineligibility Period with respect to such Excluded Calculation Obligor);

(m)any Letter of Credit is drawn upon and is not fully reimbursed by the Borrower within two (2) Business Days after a Financial Officer or other Responsible Officer has knowledge or has received notice of such draw;

(n)either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower, the Transferor, any Originator or the Parent or (ii) the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, the Servicer, any Originator, the Transferor or the Parent;

(o)(i) the occurrence of a Reportable Event; (ii) the adoption of an amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iv) the failure to satisfy the minimum funding standard under Section 412 of the Code with respect to any Pension Plan (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any of the Borrower, any Originator, the Transferor, the Servicer, the Parent or any of their respective ERISA Affiliates from any Multiemployer Plan; (vi) the receipt by any of the Borrower, any Originator, the Transferor, the Servicer, the Parent or any of their respective ERISA Affiliates from the PBGC or any plan administrator of any notice relating to the intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan; (vii) the receipt by the Borrower, any Originator, the Transferor, the Servicer, the Parent or any of their respective ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (viii) the occurrence of a prohibited transaction with respect to any of the Borrower, any Originator, the Transferor, the Servicer, the Parent or any of their respective ERISA Affiliates (pursuant to Section 4975 of the Code); (ix) the occurrence or existence of any other similar event or condition with respect to a Pension Plan

EXHIBIT I-2

Daily Report

~~Schedule~~Exhibit I-2

SCHEDULE I

Commitments

Party	Capacity	Commitment
PNC	Lender	$60,000,000
PNC	LC Participant	$60,000,000
PNC	LC Bank	$60,000,000

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Schedule I~~-2~~-1

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SCHEDULE V

Mining Location

[Separately Provided]

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Schedule IIV-1

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SCHEDULE VI

Excluded Calculation Obligors and Excluded Calculation Obligor Ineligibility Period

Excluded Calculation Obligor	Excluded Calculation Obligor Ineligibility Period
Reliance Bulk Trading DMCC or any Affiliate thereof	On and after April 20, 2023
Xcoal Energy & Resources LLC or any Affiliate thereof	On or after October 22, 2019

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Schedule ~~V-2~~VI-1